Exhibit 99.1

PennyMac Financial Services, Inc. Reports

Fourth Quarter and Full-Year 2024 Results

WESTLAKE VILLAGE, Calif. – January 30, 2025 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $104.5 million for the fourth quarter of 2024, or $1.95 per share on a diluted basis, on revenue of $470.1 million. Book value per share increased to $74.54 from $72.95 at September 30, 2024.

PFSI’s Board of Directors declared a fourth quarter cash dividend of $0.30 per share, payable on February 23, 2025, to common stockholders of record as of February 13, 2025.

In the fourth quarter, management reassessed its segment definitions. Prior period amounts have been recast to conform those periods' presentation to current period presentation. Non-segment activities are included under "Corporate and other" and include amounts attributable to corporate activities not directly attributable to the production and servicing segments as well as management fees earned from PennyMac Mortgage Investment Trust (NYSE: PMT).

Fourth Quarter 2024 Highlights

•	Pretax income was $129.4 million, up from pretax income of $93.9 million in the prior quarter and pretax loss of $54.2 million in the fourth quarter of 2023

•	Production segment pretax income was $78.0 million, down from $129.4 million in the prior quarter and up from $44.2 million in the fourth quarter of 2023

o	Total loan acquisitions and originations, including those fulfilled for PMT, were $35.7 billion in unpaid principal balance (UPB), up 13 percent from the prior quarter and 34 percent from the fourth quarter of 2023

o	Broker direct interest rate lock commitments (IRLCs) were $4.5 billion in UPB, down 17 percent from the prior quarter and up 60 percent from the fourth quarter of 2023

o	Consumer direct IRLCs were $3.7 billion in UPB, down 30 percent from the prior quarter and up 129 percent from the fourth quarter of 2023

o	Government correspondent IRLCs totaled $11.1 billion in UPB, down 11 percent from the prior quarter and essentially unchanged from the fourth quarter of 2023

o	Conventional correspondent IRLCs for PFSI’s account totaled $13.8 billion in UPB, up 68 percent from the prior quarter and 38 percent from the fourth quarter of 2023

o	Correspondent acquisitions of conventional conforming and jumbo loans fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT) were $3.5 billion in UPB, down 41 percent from the prior quarter and up 41 percent from the fourth quarter of 2023

–	PMT retained 19 percent of total conventional correspondent loans in the fourth quarter, down from 42 percent in the prior quarter

•	Servicing segment pretax income was $87.3 million, up from $3.3 million in the prior quarter and $76.6 million in the fourth quarter of 2023

o	Pretax income excluding valuation-related changes was $168.3 million, essentially unchanged from the prior quarter as higher loan servicing fees, lower realization of mortgage servicing rights (MSR) cash flows and lower operating expenses were offset by lower earnings on custodial balances due to lower short-term interest rates

o	Valuation-related changes included:

–	$540.4 million in MSR fair value gains more than offset by $608.1 million in hedging losses

•	Net impact on pretax income related to these items was $(67.7) million, or $(0.93) in earnings per share

–	$13.3 million provision for losses on active loans

o	Servicing portfolio grew to $665.8 billion in UPB, up 3 percent from September 30, 2024 and 10 percent from December 31, 2023 driven by production volumes which more than offset prepayment activity

•	Pretax loss from Corporate and Other was $35.9 million, compared to $38.8 million in the prior quarter and $175.0 million in the fourth quarter of 2023

o	The fourth quarter of 2023 included a non-recurring expense accrual of $158.4 million as a result of the long-standing arbitration related to the development of our proprietary servicing software

Full-Year 2024 Highlights

•	Net income of $311.4 million, up from $144.7 million in 2023; excluding the non-recurring expense accrual, net income in 2023 would have been $260.5 million

•	Pretax income of $401.0 million, up from $183.6 million in 2023; excluding the non-recurring expense accrual, pretax income in 2023 would have been $342.0 million

•	Total net revenue of $1.6 billion, up from $1.4 billion in 2023

•	Total loan production of $116.3 billion in UPB, an increase of 17 percent from 2023

•	Servicing portfolio UPB of $665.8 billion at year end, up 10 percent from December 31, 2023

•	Issued $650 million of 6-year unsecured senior notes due in November 2030

•	Increased quarterly cash dividend to $0.30 per share, a 50% increase from $0.20 previously

“PennyMac Financial delivered strong fourth quarter results, with a 16 percent1 annualized operating return on equity driven by continued strength in our servicing business and a solid contribution from our production segment despite higher mortgage rates,” said Chairman and CEO David Spector. “In total, we acquired or originated $36 billion in unpaid principal balance of loans, which drove continued growth in our servicing portfolio to $666 billion in unpaid principal balance at year end.”

Mr. Spector continued, “Our full year results demonstrate both the ability of our balanced business model to generate operating returns on equity in the mid-teens in periods of higher rates, and also a substantial improvement in operating leverage from the previous year. Looking to 2025 and beyond, I continue to believe PennyMac Financial is best-positioned in the mortgage industry for continued growth and execution regardless of the path of interest rates. Our best-in-class management team has built a platform with significant scale and remains committed to unlocking additional efficiencies through continued investments in workflow and technology. It is for all of these reasons that I am confident in our ability to continue driving strong financial performance in this higher rate environment, bolstered by increases in the origination market in periods when mortgage rates decline.”

1 See page 18 for a reconciliation of non-GAAP items

The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended December 31, 2024
	Production	Servicing	Reportable segment total	Corporate and Other	Total

	(in thousands)
Revenue:
Net gains on loans held for sale at fair value	$195,070	$26,974	$222,044	$-	$222,044
Loan origination fees	57,824	-	57,824	-	57,824
Fulfillment fees from PMT	6,356	-	6,356	-	6,356
Net loan servicing fees	-	189,267	189,267	-	189,267
Management fees	-	-	-	7,149	7,149
Net interest income (expense):
Interest income	93,766	116,679	210,445	414	210,859
Interest expense	91,982	136,129	228,111	-	228,111
	1,784	(19,450)	(17,666)	414	(17,252)
Other	89	735	824	3,898	4,722
Total net revenue	261,123	197,526	458,649	11,461	470,110
Expenses
Compensation	91,754	49,958	141,712	31,378	173,090
Loan origination	48,046	-	48,046	-	48,046
Technology	25,743	10,108	35,851	4,980	40,831
Servicing	-	38,088	38,088	-	38,088
Professional services	3,869	2,386	6,255	3,732	9,987
Occupancy and equipment	3,951	2,661	6,612	1,561	8,173
Marketing and advertising	6,919	202	7,121	644	7,765
Legal settlements	-	2	2	(108)	(106)
Other	2,831	6,823	9,654	5,218	14,872
Total expenses	183,113	110,228	293,341	47,405	340,746
Income (loss) before provision for income taxes	$78,010	$87,298	$165,308	$(35,944)	$129,364

Production Segment

The Production segment includes the correspondent acquisition of newly originated government-insured and certain conventional conforming loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $35.7 billion in UPB, $32.2 billion of which was for its own account, and $3.5 billion of which was fee-based fulfillment activity for PMT. Correspondent locks for PFSI and direct lending IRLCs totaled $33.0 billion in UPB, up 6 percent from the prior quarter and 29 percent from the fourth quarter of 2023.

Production segment pretax income was $78.0 million, down from $129.4 million in the prior quarter and up from $44.2 million in the fourth quarter of 2023. Production segment revenue totaled $261.1 million, down 11 percent from the prior quarter and up 49 percent from the fourth quarter of 2023. The decrease from the prior quarter was due to higher mortgage interest rates, which resulted in lower lock volumes in the direct lending channels. The increase from the fourth quarter of 2023 was driven primarily by higher volumes across all channels.

The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	December 31, 2024	September 30, 2024	December 31, 2023

	(in thousands)
Receipt of MSRs	$748,121	$578,982	$549,965
Gains on sale of loans and mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	2,387	2,506	(290)
Provision for representations and warranties, net	(1,633)	(589)	(1,002)
Cash loss, including cash hedging results	(373,307)	(382,148)	(606,160)
Fair value changes of pipeline, inventory and hedges	(153,524)	58,068	206,252
Net gains on mortgage loans held for sale	$222,044	$256,819	$148,765
Net gains on mortgage loans held for sale by segment:
Production	$195,070	$235,902	$124,267
Servicing	$26,974	$20,917	$24,498

PennyMac Financial performs fulfillment services for certain conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $6.4 million in the fourth quarter, down 45 percent from the prior quarter and up 29 percent from the fourth quarter of 2023. The quarter-over-quarter decrease was driven by lower conventional acquisition volumes for PMT’s account, as PMT retained a smaller percentage of total conventional correspondent production in the fourth quarter versus the third quarter. In the first quarter of 2025, we expect PMT to retain all jumbo production and 15 to 25 percent of total conventional conforming correspondent production, compared to 19 percent in the fourth quarter.

Under a renewed mortgage banking services agreement with PMT, effective July 1, 2025, correspondent production volumes will initially be acquired by PFSI. PMT will retain the right to purchase up to 100 percent of non-government correspondent loan production.

Net interest income in the fourth quarter totaled $1.8 million, compared to net interest expense of $2.1 million in the prior quarter. Interest income totaled $93.8 million, up from $79.4 million in the prior quarter, and interest expense totaled $92.0 million, up from $81.5 million in the prior quarter, both due to higher average balances of loans held for sale due to the increase in funded volumes.

Production segment expenses were $183.1 million, up 11 percent from the prior quarter and 40 percent from the fourth quarter of 2023. Production expenses increased from the prior quarter primarily due to higher funded volumes and increased capacity in the direct lending channels.

Servicing Segment

The Servicing segment includes income from owned MSRs and subservicing. The total servicing portfolio grew to $665.8 billion in UPB at December 31, 2024, an increase of 3 percent from September 30, 2024 and 10 percent from December 31, 2023. PennyMac Financial’s owned MSR portfolio grew to $434.2 billion in UPB, an increase of 4 percent from September 30, 2024 and 16 percent from December 31, 2023. PennyMac Financial subservices $230.8 billion in UPB for PMT and subservices on an interim basis $807 million in UPB of previously owned loans that have been repurchased by the United States Veterans Affairs (VA) pursuant to the Veterans Affairs Servicing Purchase (VASP) program.

The table below details PennyMac Financial’s servicing portfolio UPB:

	December 31, 2024	September 30, 2024	December 31, 2023

	(in thousands)
Prime servicing:
Owned
Mortgage servicing rights and liabilities
Originated	$410,393,342	$393,947,146	$352,790,614
Purchased	15,681,406	16,104,333	17,478,397
	426,074,748	410,051,479	370,269,011
Loans held for sale	8,128,914	6,366,787	4,294,689
	434,203,662	416,418,266	374,563,700
Subserviced for PMT	230,745,995	231,369,983	232,643,144
Subserviced for U.S. Department of Veterans Affairs	806,584	257,696	-
Total prime servicing	665,756,241	648,045,945	607,206,844
Special servicing - subserviced for PMT	7,586	8,340	9,925
Total loans serviced	$665,763,827	$648,054,285	$607,216,769

Servicing segment pretax income was $87.3 million, up from pretax income of $3.3 million in the prior quarter and $76.6 million in the fourth quarter of 2023. Servicing segment net revenues totaled $197.5 million, up from $105.9 million in the prior quarter and $175.9 million in the fourth quarter of 2023.

Revenue from net loan servicing fees totaled $189.3 million, up from $75.8 million in the prior quarter and $162.3 million in the fourth quarter of 2023. The increase from the prior quarter was primarily driven by a decrease in net valuation-related losses. Net loan servicing fee revenues included $472.6 million in loan servicing fees, which was up from the prior quarter due to growth in the owned portfolio, reduced by $215.6 million from the realization of MSR cash flows. Net valuation-related losses totaled $67.7 million and included MSR fair value gains of $540.4 million driven by the increase in market interest rates, and hedging losses of $608.1 million.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	December 31, 2024	September 30, 2024	December 31, 2023

	(in thousands)
Loan servicing fees	$472,563	$462,037	$402,484
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(215,590)	(225,836)	(164,255)
Change in fair value inputs	540,406	(402,422)	(370,705)
Hedging (losses) gains	(608,112)	242,051	294,787
Net change in fair value of MSRs and MSLs	(283,296)	(386,207)	(240,173)
Net loan servicing fees	$189,267	$75,830	$162,311

Servicing segment revenue included $27.0 million in net gains on loans held for sale related to early buyout loans (EBOs), up from $20.9 million in the prior quarter and $24.5 million in the fourth quarter of 2023. These EBOs are previously delinquent loans that were brought back to performing status through PennyMac Financial’s successful servicing efforts.

Net interest expense totaled $19.5 million, versus net interest income of $9.5 million in the prior quarter and net interest expense of $13.4 million in the fourth quarter of 2023. Interest income was $116.7 million, down from $145.6 million in the prior quarter due to decreased placement fees on custodial balances due to lower short-term rates. Interest expense was $136.1 million, essentially unchanged from the prior quarter as a higher average balance of financing for MSR assets was offset by lower financing rates on floating rate debt.

Servicing segment expenses totaled $110.2 million, up from $102.6 million in the prior quarter primarily due to increased provisions for losses on active loans.

Corporate and Other

Corporate and Other items include amounts attributable to corporate activities not directly attributable to the production and servicing segments as well as management fees earned from PMT. PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation.

Pretax loss for Corporate and Other was $35.9 million, compared to $38.8 million in the prior quarter and $175.0 million in the fourth quarter of 2023.

Revenues from Corporate and Other were $11.5 million, and consisted of $7.1 million in management fees, $3.9 million in other revenue, and $0.4 million of net interest income. No performance incentive fees were earned in the fourth quarter.

Expenses were $47.4 million, compared to $49.8 million in the prior quarter and $186.4 million in the fourth quarter of 2023, which included the aforementioned non-recurring expense accrual.

Net assets under management were $1.9 billion as of December 31, 2024, essentially unchanged from September 30, 2024 and December 31, 2023.

The following table presents a breakdown of management fees:

	Quarter ended
	December 31, 2024	September 30, 2024	December 31, 2023

	(in thousands)
Management fees:
Base	$7,149	$7,153	$7,252
Performance incentive	-	-	-
Total management fees	$7,149	$7,153	$7,252
Net assets of PennyMac Mortgage Investment Trust	$1,938,500	$1,936,787	$1,957,090

Consolidated Expenses

Total expenses were $340.7 million, up from $317.9 million in the prior quarter primarily due to increased production and servicing segment expenses as previously discussed.

Taxes

PFSI recorded a provision for tax expense of $24.9 million, resulting in an effective tax rate of 19.2 percent. The reduction in the effective tax rate from the prior quarter was primarily due to a decline in the provision rate from 26.85 percent to 26.70 percent and the resulting repricing of expected taxes on deferred income.

***

Management’s slide presentation and accompanying material will be available in the Investor Relations section of the Company’s website at pfsi.pennymac.com after the market closes on Thursday, January 30, 2025. Management will also host a conference call and live audio webcast at 5:00 p.m. Eastern Time to review the Company’s financial results. The webcast can be accessed at pfsi.pennymac.com, and a replay will be available shortly after its conclusion.

***

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry and employs approximately 4,100 people across the country. In 2024, PennyMac Financial’s production of newly originated loans totaled $116 billion in unpaid principal balance, making it a top lender in the nation. As of December 31, 2024, PennyMac Financial serviced loans totaling $666 billion in unpaid principal balance, making it a top mortgage servicer in the nation. Additional information about PennyMac Financial Services, Inc. is available at pfsi.pennymac.com.

Media	Investors
Kristyn Clark	Kevin Chamberlain
mediarelations@pennymac.com	Isaac Garden
805.225.8224	PFSI_IR@pennymac.com
818.224.7028

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “project,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; changes in real estate values, housing prices and housing sales; changes in macroeconomic, consumer and real estate market conditions; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of fail to meet certain criteria; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; conflicts of interest in allocating our services and investment opportunities among us and our advised entity; our ability to mitigate cybersecurity risks, cyber incidents and technology disruptions; the development of artificial intelligence; the effect of public opinion on our reputation; our exposure to risks of loss and disruptions in operations resulting from severe weather events, man-made or other natural conditions, including climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

The press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation-related items and operating net income that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosures have limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

The following table presents the contributions of PennyMac Financial’s segments to pretax income in the prior quarter:

	Quarter ended September 30, 2024
	Production	Servicing	Reportable segment total	Corporate and other	Total

	(in thousands)
Revenue:
Net gains on loans held for sale at fair value	$235,902	$20,917	$256,819	$-	$256,819
Loan origination fees	49,430	-	49,430	-	49,430
Fulfillment fees from PMT	11,492	-	11,492	-	11,492
Net loan servicing fees	-	75,830	75,830	-	75,830
Management fees	-	-	-	7,153	7,153
Net interest (expense) income:
Interest income	79,427	145,567	224,994	476	225,470
Interest expense	81,496	136,101	217,597	-	217,597
	(2,069)	9,466	7,397	476	7,873
Other	172	(269)	(97)	3,334	3,237
Total net revenue	294,927	105,944	400,871	10,963	411,834
Expenses
Compensation	82,991	52,553	135,544	35,772	171,316
Loan origination	45,208	-	45,208	-	45,208
Technology	24,115	9,866	33,981	3,078	37,059
Servicing	-	28,885	28,885	-	28,885
Professional services	2,853	1,575	4,428	4,911	9,339
Occupancy and equipment	3,840	2,823	6,663	1,493	8,156
Marketing and advertising	4,830	28	4,858	230	5,088
Legal settlements	-	-	-	108	108
Other	1,716	6,866	8,582	4,168	12,750
Total expenses	165,553	102,596	268,149	49,760	317,909
Income (loss) before provision for income taxes	$129,374	$3,348	$132,722	$(38,797)	$93,925

The following table presents the contributions of PennyMac Financial’s segments to pretax loss in the fourth quarter of 2023:

	Quarter ended December 31, 2023
	Production	Servicing	Reportable segment total	Corporate and other	Total

Revenue:
Net gains on loans held for sale at fair value	$124,267	$24,498	$148,765	$-	$148,765
Loan origination fees	38,059	-	38,059	-	38,059
Fulfillment fees from PMT	4,931	-	4,931	-	4,931
Net loan servicing fees	-	162,311	162,311	-	162,311
Management fees	-	-	-	7,252	7,252
Net interest income (expense):
Interest income	72,553	91,885	164,438	504	164,942
Interest expense	65,199	105,302	170,501	-	170,501
	7,354	(13,417)	(6,063)	504	(5,559)
Other	73	2,555	2,628	3,552	6,180
Total net revenue	174,684	175,947	350,631	11,308	361,939
Expenses
Compensation	67,785	50,917	118,702	16,436	135,138
Loan origination	26,879	-	26,879	-	26,879
Technology	22,901	10,099	33,000	(130)	32,870
Servicing	-	28,907	28,907	-	28,907
Professional services	2,521	1,947	4,468	5,216	9,684
Occupancy and equipment	4,230	2,716	6,946	1,826	8,772
Marketing and advertising	3,984	29	4,013	167	4,180
Legal settlements	853	-	853	159,172	160,025
Other	1,331	4,718	6,049	3,665	9,714
Total expenses	130,484	99,333	229,817	186,352	416,169
Income (loss) before provision for income taxes	$44,200	$76,614	$120,814	$(175,044)	$(54,230)

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31, 2024	September 30, 2024	December 31, 2023

	(in thousands, except share amounts)
ASSETS
Cash	$238,482	$145,814	$938,371
Short-term investment at fair value	420,553	667,934	10,268
Principal-only stripped mortgage-backed securities at fair value	825,865	960,267	-
Loans held for sale at fair value	8,217,468	6,565,704	4,420,691
Derivative assets	113,076	190,612	179,079
Servicing advances, net	568,512	400,764	694,038
Mortgage servicing rights at fair value	8,744,528	7,752,292	7,099,348
Investment in PennyMac Mortgage Investment Trust at fair value	944	1,070	1,121
Receivable from PennyMac Mortgage Investment Trust	30,206	32,603	29,262
Loans eligible for repurchase	6,157,172	5,512,289	4,889,925
Other	770,081	642,189	582,460
Total assets	$26,086,887	$22,871,538	$18,844,563

LIABILITIES
Assets sold under agreements to repurchase	$8,685,207	$6,600,997	$3,763,956
Mortgage loan participation purchase and sale agreements	496,512	517,527	446,054
Notes payable secured by mortgage servicing assets	2,048,972	1,723,632	1,873,415
Unsecured senior notes	3,164,032	3,162,239	2,519,651
Derivative liabilities	40,900	41,471	53,275
Mortgage servicing liabilities at fair value	1,683	1,718	1,805
Accounts payable and accrued expenses	354,414	331,512	449,896
Payable to PennyMac Mortgage Investment Trust	122,317	81,040	208,210
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	25,898	26,099	26,099
Income taxes payable	1,131,000	1,105,550	1,042,886
Liability for loans eligible for repurchase	6,157,172	5,512,289	4,889,925
Liability for losses under representations and warranties	29,129	28,286	30,788
Total liabilities	22,257,236	19,132,360	15,305,960

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 51,376,616, 51,257,630, and 50,178,963 shares, respectively	5	5	5
Additional paid-in capital	56,072	54,415	24,287
Retained earnings	3,773,574	3,684,758	3,514,311
Total stockholders' equity	3,829,651	3,739,178	3,538,603
Total liabilities and stockholders’ equity	$26,086,887	$22,871,538	$18,844,563

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Quarter ended
	December 31, 2024	September 30, 2024	December 31, 2023

	(in thousands, except per share amounts)
Revenues
Net gains on loans held for sale at fair value	$222,044	$256,819	$148,765
Loan origination fees	57,824	49,430	38,059
Fulfillment fees from PennyMac Mortgage Investment Trust	6,356	11,492	4,931
Net loan servicing fees:
Loan servicing fees	472,563	462,037	402,484
Change in fair value of mortgage servicing rights and mortgage servicing liabilities	324,816	(628,258)	(534,960)
Mortgage servicing rights hedging results	(608,112)	242,051	294,787
Net loan servicing fees	189,267	75,830	162,311
Net interest (expense) income :
Interest income	210,859	225,470	164,942
Interest expense	228,111	217,597	170,501
	(17,252)	7,873	(5,559)
Management fees from PennyMac Mortgage Investment Trust	7,149	7,153	7,252
Other	4,722	3,237	6,180
Total net revenues	470,110	411,834	361,939
Expenses
Compensation	173,090	171,316	135,138
Loan origination	48,046	45,208	26,879
Technology	40,831	37,059	32,870
Servicing	38,088	28,885	28,907
Professional services	9,987	9,339	9,684
Occupancy and equipment	8,173	8,156	8,772
Marketing and advertising	7,765	5,088	4,180
Legal settlements	(106)	108	160,025
Other	14,872	12,750	9,714
Total expenses	340,746	317,909	416,169
Income before provision for income taxes	129,364	93,925	(54,230)
Provision for (benefit from) income taxes	24,875	24,557	(17,388)
Net income (loss)	$104,489	$69,368	$(36,842)
Earnings (loss) per share
Basic	$2.04	$1.36	$(0.74)
Diluted	$1.95	$1.30	$(0.74)
Weighted-average common shares outstanding
Basic	51,274	51,180	49,987
Diluted	53,576	53,495	49,987
Dividend declared per share	$0.30	$0.30	$0.20

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Year ended December 31,
	2024	2023	2022

	(in thousands, except earnings per share)
Revenue
Net gains on loans held for sale at fair value	$817,368	$545,943	$791,633
Loan origination fees	185,700	146,118	169,859
Fulfillment fees from PennyMac Mortgage Investment Trust	26,291	27,826	67,991
Net loan servicing fees:
Loan servicing fees:
From non-affiliates	1,529,452	1,268,650	1,054,828
From PennyMac Mortgage Investment Trust	83,252	81,347	81,915
Other fees	186,776	134,949	91,894
	1,799,480	1,484,946	1,228,637
Change in fair value of mortgage servicing rights, mortgage servicing liabilities and excess servicing spread financing	(433,342)	(605,568)	354,176
Hedging results	(832,483)	(236,778)	(631,484)
Net loan servicing fees	533,655	642,600	951,329
Net interest expense:
Interest income	793,566	632,924	294,062
Interest expense	819,348	637,777	335,427
	(25,782)	(4,853)	(41,365)
Management fees from PennyMac Mortgage Investment Trust	28,623	28,762	31,065
Other	27,876	15,260	15,243
Total net revenue	1,593,731	1,401,656	1,985,755
Expenses
Compensation	632,738	576,964	735,231
Technology	164,092	143,152	139,950
Loan origination	149,547	114,500	173,622
Servicing	105,997	69,433	59,628
Professional services	37,992	60,521	73,270
Occupancy and equipment	32,898	36,558	40,124
Marketing and advertising	21,969	17,631	46,762
Legal settlements	1,591	162,770	4,649
Other	45,881	36,496	47,272
Total expenses	1,192,705	1,218,025	1,320,508
Income before provision for income taxes	401,026	183,631	665,247
Provision for income taxes	89,603	38,975	189,740
Net income	$311,423	$144,656	$475,507

Earnings per share
Basic	$6.11	$2.89	$8.96
Diluted	$5.84	$2.74	$8.50
Weighted average shares outstanding
Basic	50,990	49,978	53,065
Diluted	53,356	52,733	55,950

PENNYMAC FINANCIAL SERVICES, INC. RECONCILIATION OF

GAAP NET INCOME TO OPERATING NET INCOME AND ANNUALIZED OPERATING RETURN ON EQUITY

Quarter Ended
December 31, 2024
(in thousands, except annualized operating return on equity)
Net income	$104,489
Increase in fair value of MSRs and MSLs due to changes in valuation inputs used in the valuation model	540,406
Hedging losses associated with MSRs	(608,112)
Tax impacts of adjustments(1)	18,078
Operating net income	$154,117
Average stockholders' equity	$3,779,247
Annualized operating return on equity	16%

(1)  Assumes a tax rate of 26.70%